Exhibit 99.1

Sabre Announces Over $200 Million in Cost Saving Actions and Other Measures to Strengthen Financial Position in Response to COVID-19

SOUTHLAKE, Texas – March 20, 2020 – Sabre Corporation (NASDAQ: SABR), the leading software and technology company that powers the global travel industry, announced today that it is taking significant measures to strengthen its financial position in response to the current industry conditions. The travel industry continues to be adversely affected by the global health crisis caused by the outbreak of COVID-19, as well as by government directives that have been enacted to slow the spread of the virus.

“This is an unprecedented time. The global travel industry is facing challenges beyond what has been experienced before. We believe Sabre is well positioned to navigate this challenging environment. We are fortunate that significant aspects of our cost structure are variable and are taking steps to help align our other costs with the current demand environment,” said Sean Menke, President and CEO. “We have identified and are in the process of removing over $200 million in cash costs from the business in 2020. Given the magnitude of travel decline and the unknown duration of the COVID-19 impact, we will continue to monitor travel activity and take additional steps should we determine they are necessary.”

As part of these cost reductions, Sabre has begun implementing several immediate actions with regard to its workforce and other costs during this difficult business climate. These actions include:

•
A temporary reduction in base compensation pay for its US-based salaried workforce, including a 25% reduction for its CEO, and Sabre will work with international employees on a country-by-country basis,

•	A reduction in the cash retainer for members of its Board of Directors,

•	Sabre’s 401(k) match program will be temporarily suspended for US-based employees who contribute to its 401(k) program,

•	On a global basis, Sabre is offering voluntary unpaid time off, voluntary severance and a voluntary early retirement program, and

•	Sabre is reducing third-party contracting, vendor costs and other discretionary spending.

Additionally, the decline in global travel driven by COVID-19 is expected to result in:

•	A proportional decline in Sabre Travel Network incentive expense, and

•	A reduction in Sabre’s approximately $250 million semi-variable technology hosting costs.

In addition to the cost reductions described above:

•
On March 16, Sabre’s Board of Directors voted to suspend the payment of quarterly cash dividends on Sabre’s common stock, effective with respect to the dividends occurring after the March 30, 2020 payment, and

•	Sabre announced the suspension of its share repurchase program.

“As it relates to our liquidity, we drew down our revolver in the amount $375 million, which adds to our existing cash balance of $436 million as of 2019 year-end. Additionally, our credit agreement permits us to suspend the financial covenant related to the maintenance of our leverage ratio if a “Material Travel Event Disruption” has occurred. We believe that recent capacity reductions by domestic airlines will lead in the coming months to a finding that a Material Travel Event Disruption has occurred,” said Doug Barnett, CFO. “We also note that about two-thirds of our cost structure is adjustable in the near-term. We will continue to assess the travel environment and whether additional cost actions beyond the $200 million announced today are necessary.”

Given the magnitude and uncertainty related to COVID-19, Sabre has withdrawn the guidance provided on February 26th, 2020 earnings call.

About Sabre Corporation
Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfilment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Forward-looking statements
Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believe,” “could,” “likely,” “expect,” “plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the duration and effects of the novel coronavirus (COVID-19), dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines’ insolvency or suspension of service or aircraft groundings, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, travel suppliers’ usage of alternative distribution models, exposure to pricing pressure in the Travel Network business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, the finalization of an agreement to implement a full-service property management system, the execution, implementation and effects of new or renewed agreements, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions, including related costs, and, as applicable, the closing and integration of these acquisitions, the effects of any litigation and regulatory reviews and investigations, including with respect to proposed and completed acquisitions, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of “Brexit” and uncertainty due to related negotiations, risks arising from global operations, reliance on the value of our brands, failure to comply with regulations, use of third-party distributor partners, the effects of the implementation of new accounting standards, and tax-related matters, including the effects of the Tax Cuts and Jobs Act. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 26, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Contacts:

Media
Kristin Hays
kristin.hays@sabre.com
sabrenews@sbre.com

Investors
Kevin Crissey
kevin.crissey@sabre.com
sabre.investorrelations@sabre.com